                                                                    Exhibit 99.1

                                          Kathleen S. Dvorak
                                          Sr. Vice President, Investor Relations
                                            and Financial Administration
                                                      or
                                          Eileen A. Kamerick
                                          Executive Vice President,
                                            Chief Financial Officer
                                          United Stationers Inc.
                                          (847)  699-5000

                                          FOR IMMEDIATE RELEASE

                         UNITED STATIONERS INC. REPORTS
                        FIRST-QUARTER SALES AND EARNINGS


         DES PLAINES, Ill., Apr. 23, 2001--United Stationers Inc.(NASDAQ: USTR) reported earnings per share of $0.64 for its first quarter ended March 31, 2001, compared with $0.69 in the first quarter of 2000. Net income for the latest three months was $21.6 million, down from $23.9 million in the comparable prior-year quarter. Net sales for the period reached a record $1.1 billion, up 6.5% compared with sales of $995 million for the first three months of 2000.

         Randall W. Larrimore, president and chief executive officer, said, "We experienced moderate sales growth in our core business due to the softer economy, one fewer workday in the quarter, and comparisons against extremely strong growth in the prior year.

         "The primary difference in income from operations between the first quarters of 2000 and 2001 was a $6.8 million loss for THE ORDER PEOPLE in the current quarter. Excluding this, the company would have achieved earnings per share of $0.77, representing an 11.6% increase over the first quarter of the prior year.

         "We remain confident that there is a long-term market opportunity for the fulfillment and customer relationship management (CRM) services offered by THE ORDER PEOPLE. However, we are taking actions to lower its overall cost structure to reflect the longer sales cycle and slower ramp-up of revenues. In addition, we've named Mark Hampton as President and Chief Operating Officer of THE ORDER PEOPLE. Mark brings a broad business perspective, after running a start-up operation for another company, and leading several business units during his time at United. Mark replaces John Kennedy who resigned," added Larrimore.

         "We will continue to examine THE ORDER PEOPLE's cost structure, making further adjustments as necessary. However, we expect it to post another operating loss of between $6-7 million for the second quarter. We also continue to implement company-wide cost-reduction programs. While the near-term is challenging, we remain optimistic about our long-term growth potential," concluded Larrimore.
                                     -more-

United Stationers Inc. Reports
First-Quarter Sales and Earnings
Page two of four


CONFERENCE CALL

         United Stationers will host a conference call on Tuesday, April 24, at 9:00 a.m. (Central Time) to discuss first quarter performance. To listen to the conference call, visit the investor relations section of the company's Website at WWW.UNITEDSTATIONERS.COM at least 15 minutes before the call, and follow the instructions provided to ensure that the necessary audio application is downloaded and installed. This program is provided at no charge to the user. In addition, interested parties can access an archived version of the call, which will also be located on the investor relations section of United Stationers' Website, approximately two hours after the call's conclusion and for the following week.

FORWARD-LOOKING STATEMENTS

         WITH THE EXCEPTION OF STATEMENTS ON HISTORICAL EVENTS, THE INFORMATION PRESENTED IN THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF SECTION 21E OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE INFORMATION PRESENTED HERE. THE RISKS AND UNCERTAINTIES AFFECTING THIS RELEASE INCLUDE, BUT ARE NOT LIMITED TO, ASSESSING THE MARKET POTENTIAL FOR THIRD-PARTY SERVICE PROVIDERS, THE TIMING OF REVENUE GENERATION, THE ABILITY OF THE COMPANY TO QUICKLY ADJUST THE COST STRUCTURE OF THE ORDER PEOPLE AND THE SUCCESS OF THE ORDER PEOPLE AND e-NITED, THE INTEGRATION OF ACQUISITIONS, CHANGES IN END-USERS' DEMANDS FOR BUSINESS PRODUCTS, CUSTOMER CREDIT RISK, THE EFFECTS OF FLUCTUATIONS IN MANUFACTURERS' PRICING, GENERAL ECONOMIC CONDITIONS, AND THE HIGHLY COMPETITIVE ENVIRONMENT IN WHICH THE COMPANY OPERATES. A DESCRIPTION OF THESE AND OTHER FACTORS THAT COULD AFFECT THE COMPANY'S BUSINESS ARE SET FORTH IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION INCLUDING THE COMPANY'S LATEST 10-K AND 10-Q. THE COMPANY'S SEC FILINGS ARE READILY AVAILABLE AT www.sec.gov.

COMPANY OVERVIEW

         United Stationers Inc., with trailing twelve months sales of $4.0 billion, is North America's largest distributor of business products and a provider of marketing and logistics services to resellers. Its integrated computer-based distribution system makes more than 40,000 items available to 20,000 resellers. United is able to ship products within 24 hours of order placement because of its 39 United Stationers Supply Co. regional distribution centers, 28 Lagasse distribution centers that serve the janitorial and sanitation industry, six Azerty distribution centers that serve computer supply resellers, three distribution centers that serve the Canadian marketplace and a dedicated distribution center serving clients of THE ORDER PEOPLE. Its focus on fulfillment excellence has given the company a 98% order fill rate, a 99.5% order accuracy rate, and a 99% on-time delivery rate. For more information, visit WWW.UNITEDSTATIONERS.COM.

         The company's common stock trades on the Nasdaq National Market System under the symbol USTR and is included in the S&P SmallCap 600 Index.

                                 -table follows-

United Stationers Inc. Reports
First-Quarter Sales and Earnings
Page three of four


                     UNITED STATIONERS INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                      (in thousands, except per share data)
                                   (unaudited)


                                                                  For the Three Months Ended
                                                                          March 31,
                                                             ----------------------------------
                                                                    2001               2000
                                                             ----------------     -------------
Net sales                                                    $     1,059,842      $    994,883

Cost of goods sold                                                   893,719           836,753
                                                             ---------------      ------------
Gross profit                                                         166,123           158,130

Operating expenses:
   Warehousing, marketing and
      administrative expenses                                        119,742           107,726
                                                             ---------------      ------------

Income from operations                                                46,381            50,404

Interest expense, net                                                  8,055             7,414

Other expense                                                          2,484             2,646
                                                             ---------------      ------------

Income before income taxes                                            35,842            40,344

Income taxes                                                          14,229            16,420
                                                             ---------------      ------------

Net income                                                   $        21,613      $     23,924
                                                             ===============      ============

Net income per share - assuming dilution                     $          0.64      $       0.69
                                                             ===============      ============

Average number of common shares -
   assuming dilution                                                  33,600            34,751
                                                             ===============      ============



                               - table continues -

United Stationers Inc. Reports
First-Quarter Sales and Earnings
Page four of four


                     UNITED STATIONERS INC. AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                    (dollars in thousands, except share data)
                                   (unaudited)


                                                                                      March 31,
                                                                           -------------------------------
                                                                               2001               2000
                                                                           ------------        -----------
ASSETS
  Current assets:
    Cash and cash equivalents                                              $    31,225         $    28,829
    Accounts receivable, net                                                   303,591             265,302
    Inventories                                                                635,129             583,089
    Other current assets                                                        23,264              23,469
                                                                           -----------         -----------
           Total current assets                                                993,209             900,689

  Property, plant and equipment, net                                           195,906             169,077
  Goodwill, net                                                                195,156             180,143
  Other                                                                         22,205              18,115
                                                                           -----------         -----------
           Total assets                                                    $ 1,406,476         $ 1,268,024
                                                                           ===========         ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
  Current liabilities:
    Accounts payable                                                       $   363,762         $   337,857
    Accrued liabilities                                                        129,390             144,745
    Current maturities of long-term debt                                        42,287              10,585
                                                                           -----------         -----------
           Total current liabilities                                           535,439             493,187

  Deferred income taxes                                                         23,141              29,010
  Long-term obligations                                                        353,425             315,100
                                                                           -----------         -----------
           Total liabilities                                                   912,005             837,297

  Stockholders' equity:
    Common stock (voting), $0.10 par value; authorized - 100,000,000
       shares, issued - 37,213,207 shares in 2001 and 2000                       3,721               3,721
    Additional paid-in capital                                                 299,397             303,214
    Treasury stock, at cost - 3,918,558 shares in 2001 and 3,170,699 in 2000   (70,689)            (48,395)
    Retained earnings                                                          262,042             172,187
                                                                           -----------         -----------
           Total stockholders' equity                                          494,471             430,727
                                                                           -----------         -----------
           Total liabilities and stockholders' equity                      $ 1,406,476         $ 1,268,024
                                                                           ===========         ===========